UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 28, 2013

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

            All statements that are included in this Report and the attachments hereto, other than statements of historical fact, are forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions, uncertainties, and other factors. Statements made in the future tense, and statements using words such as “may,” “can,” “could,” “should,” “predict,” “aim’” “potential,” “continue,” “opportunity,” “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” “scheduled” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond our control. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Report. We disclaim any obligation to update any of these forward-looking statements as a result of new information, future events, or otherwise, except as expressly required by law.

Item 7.01 Regulation FD Disclosure.

On January 30, 2013, Lucas Energy, Inc. (the “Company” or “Lucas”), issued a press release announcing the settlement of its prior litigation with Seidler (as defined and described below), disclosing the results of its recent efforts to decrease general and administrative expenses and providing updates on recent results of production. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Commission under the Securities Act.

Item 8.01 Other Events.

On January 28, 2013, the Company entered into a Settlement Agreement with Seidler Oil & Gas, L.P. (“Seidler”). Seidler had previously filed a lawsuit against the Company on August 13, 2012, in the District Court for the 25th Judicial District of Texas, located in Gonzales County, Texas (Cause No. 25,052).  Pursuant to the settlement and in an effort to avoid protracted and costly litigation, Lucas agreed to, among other things, release certain suspended revenues to Seidler; enter into a joint operating agreement with Seidler; together with Seidler, to return to Seidler and certain private investors approximately $1.38 million in connection with the Hagen Unit 5-H well (the “5-H well”) which well was never drilled; and defend, together with Seidler, any claims associated with certain entities bringing claims against Seidler or Lucas in connection with the 5-H well.

Additionally, in the event that Lucas receives executed releases from certain private investors in the 5-H well prior to March 31, 2013, Lucas agreed to reimburse Seidler an additional $85,000 and release Seidler from any and all claims associated with the suit. Seidler in turn agreed to release Lucas from claims associated with the 5-H well, repay investors in the 5-H well all sums paid by such investors upon the receipt of a release from such investors and dismiss the lawsuit that Seidler previously filed against Lucas with prejudice.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

99.1*	Press Release

* Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: January 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release

* Furnished herewith.